UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 08, 2025

Easterly Government Properties, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-36834	47-2047728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 K Street NW Suite 775 North
Washington, District of Columbia		20006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (202) 595-9500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DEA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 8, 2025, Easterly Government Properties, Inc. (the “Company”), its operating partnership, Easterly Government Properties LP (the “Operating Partnership”), and certain subsidiaries of the Operating Partnership entered into a ninth amendment (the “Ninth Amendment”) to its senior unsecured term loan agreement, dated as of September 29, 2016 (as amended, the “Term Loan Agreement”), with PNC Bank, National Association, as administrative agent and a lender, and U.S. Bank National Association and Truist Bank, as lenders.

The Ninth Amendment extends the maturity date of the term loan from January 30, 2025 to January 28, 2028, or such later date pursuant to two one-year extension options exercisable by the Company in its discretion, subject to certain conditions, including the payment of a fee. The Ninth Amendment also increases the capacity limit on the accordion feature under the Term Loan Agreement from $150.0 million to $250.0 million, on the same terms and conditions otherwise set forth in the Term Loan Agreement. Other than the foregoing, the material terms of the Term Loan Agreement remain unchanged.

Certain of the banks and financial institutions that are parties to the Term Loan Agreement and their respective affiliates have in the past provided, are currently providing, and in the future may continue to provide investment banking, commercial banking and other financial services to the Company and its affiliates in the ordinary course of business for which they have received and will receive customary compensation.

The foregoing description of the Ninth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Ninth Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report is hereby incorporated in this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure.

On January 14, 2025, the Company issued a press release announcing the terms of the Ninth Amendment. A copy of that press release is furnished as Exhibit 99.1 to this Current Report. The information in this Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
10.1

Ninth Amendment to Term Loan Agreement, dated as of January 8, 2025, by and among the Company, the Operating Partnership, the Guarantors named therein, PNC Bank, National Association, as Administrative Agent and a Lender, and U.S. Bank National Association and Truist Bank, as Lenders

99.1	Press Release, dated January 14, 2025
104	Cover Page Interactive Data File (embedded within the inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERLY GOVERNMENT PROPERTIES, INC.

Date:	January 14, 2025	By:	/s/ Franklin V. Logan
Franklin V. Logan Executive Vice President, General Counsel and Secretary